Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Zack Buckner

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8832

(Name, address and telephone number of agent for service)

THE PHOENIX COMPANIES, INC.

(exact name of obligor as specified in its charter)

Delaware	06-0493340
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

One American Row Hartford, Connecticut	06102-5056
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.	General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Company

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.	Items 3 – 15 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.	A copy of the certificate of authority of the Trustee to commence business is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 25.1 to Form S-4, Registration Number 333-145601, filed by iPCS, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2008, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 5th day of January, 2009.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Zack Buckner
Zack Buckner
Trust Officer

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 5, 2009

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Zack Buckner
Zack Buckner
Trust Officer

Exhibit 7

REPORT OF CONDITION

(ATTACHED)

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for September 30, 2008

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2008

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet	C400

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCFD

a. Non-interest bearing balances and currency and coin	0081	7,118,226	1.a
b. Interest-bearing balances	0071	114,685	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	63,808	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	36,864,046	2.b
3. Federal funds sold and securities purchased under agreements to resell:	RCON

a. Federal funds sold in domestic offices	B987	3,517,817	3.a
	RCFD

b. Securities purchased under agreements to resell	B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	3,114,558	4.a
b. Loans and leases, net of unearned income	B528	165,104,108	4.b
c. Allowance for loan and lease losses	3123	2,567,134	4.c
d. Loans and leases, net of unearned income and allowance	B529	162,536,974
5. Trading assets (from Schedule RC-D)	3545	852,089	5
6. Premises and fixed assets (including capitalized leases)	2145	1,744,946	6
7. Other real estate owned (from Schedule RC-M)	2150	330,208	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	103,530	8
9. Not applicable	2155	N/A	9
10. Intangible assets:			10
a. Goodwill	3163	7,803,878	10.a
b. Other intangible assets (from Schedule RC-M)	0426	4,368,728	10.b
11. Other assets (from Schedule RC-F)	2160	14,063,317	11
12. Total assets	2170	242,596,810	12

U.S. Bank National Association 425 Walnut Street Cincinnati, Ohio FDIC Certificate Number: 6548	FFIEC 031 Consolidated Report of Condition for September 30, 2008

Schedule RC - Continued

	Dollar Amounts in Thousands
13. Deposits:	RCON

a. In domestic offices:	2200	128,591,505	13.a
(1) Noninterest-bearing	6631	36,063,054	13.a.1
(2) Interest-bearing	6636	92,528,451	13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	19,049,172	13.b
(1) Noninterest-bearing	6631	0	13.b.1
(2) Interest-bearing	6636	19,049,172	13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:	RCON
a. Federal funds purchased in domestic offices	B993	3,308,331	14.a
	RCFD

b. Securities sold under agreements to repurchase	B995	10,192,253	14.b
15. Trading liabilities (from Schedule RC-D)	3548	488,249	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	43,752,578	16
17. Not applicable
18. Not applicable			18
19. Subordinated notes and debentures	3200	7,379,967	19
20. Other liabilities (from Schedule RC-G)	2930	6,540,570	20
21. Total liabilities	2948	219,302,625	21
22. Minority interest in consolidated subsidiaries	3000	1,679,593	22
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	18,200	24
25. Surplus (exclude all surplus related to preferred stock)	3839	12,057,621	25
26. Not available
a. Retained earnings	3632	11,145,370	26.a
b. Accumulated other comprehensive income	B530	-1,606,599	26.b
27. Other equity capital components	A130	0	27
28. Total equity capital	3210	21,614,592	28
29. Total liabilities, minority interest, and equity capital	3300	242,596,810	29

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2007

	RCFD 6724	NR	M.1